149



                                  EXHIBIT 10.10
                                  -------------



           This is an Exhibit to the Form 20-F of Sinovac Biotech Ltd.
           -----------------------------------------------------------


                     Attached find the following materials:


   Cooperation Agreement on the Research and Development of Avian Flu Vaccine
   --------------------------------------------------------------------------
               for Human Use entered into between the Company and
               --------------------------------------------------
         the Center for Disease Control & Prevention of China, effective
         ---------------------------------------------------------------
                                December 15, 2004
                                -----------------

                                  (Translation)


              Cooperation Agreement on the research and development
                   of avian flu vaccine for human use between
                         Sinovac Biotech Co. Ltd and the
                Center for Disease Control & Prevention of China


              Article I: Purpose of cooperation and name of Project

The research and development of avian flu vaccine for human use is an important component of China's flu prevention and cure system. Incorporating the research and development of the vaccine into the total framework of China's disease control and prevention will help increase the efficiency of its performance. In order to complement each other with their own resources, and to successfully produce an avian flu vaccine for human use in the shortest possible time to meet the state's needs in the prevention and cure of the flu, Sinovac Biotech Co. Ltd (Sinovac) and the Center for Disease Control and Prevention of China (CDC), through friendly consultations, have agreed to cooperate with each other in the research and development of the avian flu vaccine for human use.

                       Article II: The Cooperating Parties

Sinovac Biotech Co. Ltd is a Company that specializes in the research, development, production and sale of vaccines for human use. Its mission is to provide vaccines for human beings to eliminate diseases. Since its inception, the Company has successfully developed the hepatitis A vaccine inactivated; the combined vaccine for hepatitis A and B; the flu splitting vaccine and the SARS vaccine inactivated, etc. It has rich experience in the research and development of vaccines as well as a team of professional technicians.

The Center for Disease Control and Prevention of China is a Government public service agency responsible for the implementation of national disease control and prevention, as well as the management of public health services and technology. Its mission is to create a healthy environment, maintain social stability, safeguard the security of the state and to promote the health of the people through the prevention and control of diseases, deformities and impairments. Its aim is to rely on scientific research based on the ability of its personnel, concentrating on disease control.

                   Article III. Research & Division of Duties

1. CDC will monitor and assess all future flu information and will embark on sustained study of molecular epidemiology on prevalent virus strains to promptly identify the strains that may lead to the flu epidemic.

2. CDC will guide the planning of the research and development of the avian flu vaccine for human use and will participate in its research and development and the design of its production technology.

3. Sinovac will use its established research and production technology in vaccines for human use to research and develop the avian flu vaccine for human use, and will be responsible for the reporting and production of the vaccine.

4. CDC will undertake the genome analysis of virus strains and the antigen analysis, and will monitor the effects of immunity protection during the course of the research and development of the vaccine. It will also provide technical guidance and requirements in the areas of vaccine use, vaccine storage and assessment of the effects of the vaccine.

                      Article IV: International Cooperation

Under the unified organization and guidance of CDC, this Project will seek wide international cooperation and will engage in exchanges with international bodies. Sinovac will be responsible for international cooperation regarding technological property rights and the signing of relevant documents.

                         Article V: Form of Cooperation

Sinovac and CDC will jointly form a key task team for the Project. If necessary, a corresponding organization will be set up to complete the research of the avian flu vaccine for human use and other related projects.

Sinovac and CDC will each have one person specially assigned for the organization and implementation of the Project. The two Parties will exchange technicians according to the needs of the research. Each side will also provide proper research environment in their respective laboratories.

                      Article VI: Funding for the Research

1. Sinovac will be responsible for funding the research and development of the avian flu vaccine for human use, including the introduction of virus strains; patent application and the payment of fees; the examination and determination of vaccines and the costs of allocating research, etc.

2. CDC will be responsible for funding the study of avian flu epidemiology among humans; molecular epidemiology and other related researches.

3. The two Parties may jointly use this Project to apply for research funds with the appropriate Government Departments, to be used on the Project and other related purposes.

             Article VII: Ownership and sharing of technical results

1. The two Parties agree that the application for new drug certificate; production documents; patent and specialized technology for the avian flu vaccine for human use will be made in Sinovac's name and will remain the properties of Sinovac.

2. When the products of avian flu vaccine for human use yield economic benefits, Sinovac will provide funds gratis to CDC to support its work in the investigation of flu epidemic in China and the formulation and implementation of prevention and cure planning.

3. The two Parties will jointly apply and complete all applications for awards with the state based on the results of the scientific research of avian flu vaccine for human use. Any such award or honour will be jointly owned by both Parties.

4. During the entire course of the two Parties working together to develop the avian flu vaccine for human use, the publication of any relevant research results in domestic or foreign academic journals must first have the approval of both sides. The signature for the results shall be in accordance with the work performed and the amount of contribution by each Party.

                          Article VIII: Confidentiality

The two Parties undertake to maintain strict confidentiality regarding the specialized technology and related information for the research and manufacture of the vaccine. Any information disclosed to the public, including news, treatises, etc must be approved by both Parties.

(no text proper on this page)

Sinovac Biotech Co. Ltd (seal) [content of seal unclear]
Representative: Yin Weidong [signature]
Date: 2004.11.29


Center for Disease Control & Prevention of China (seal)
[Seal of Center for Disease Control & Prevention of China]
Representative: [Signature. Characters illegible.]
Date: 2004.12.15

















--------------------------------------------------------------------------------
Translator's Declaration:
I, Miguel Tu, Certified Translator and Member in good standing of the Society of Translators and Interpreters of British Columbia, attest that, to the best of my knowledge and belief, the document above is a true and accurate English translation of a document in the Chinese language that appears to be a [Cooperation Agreement between Sinovac and CDC].


Signed:   /s/ Miguel Tu                                  Date: December 28, 2004
          ------------------------
              Miguel Tu
Certified Translator. STIBC Membership No. 04-10-0685    Tel: 604-728-6181
Attorney General Accredited & STIBC Certified Court Interpreter
Member of Canadian Translators, Terminologists & Interpreters Council




                              End of Exhibit 10.10

                                   ----------